                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 ---------------

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest event reported) November 7, 2000
                                                       -------------------------

                         EMBARCADERO TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in Charter)

         Delaware                    000-30293                  68-0310015
----------------------------  ------------------------   -----------------------
(State or Other Jurisdiction     (Commission File              (IRS Employer
    of Incorporation)                 Number)                Identification No.)

425 Market Street, Suite 425, San Francisco, California                   94105
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:  (415) 834-3131
                                                   -----------------------------

                                      None
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

       (a)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

              2) ENGINEERINGPERFORMANCE, INC.

       (b)  PRO FORMA FINANCIAL INFORMATION.

              (1) Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2000 of Embarcadero Technologies, Inc.

              (2) Unaudited Pro Forma Combined Condensed Statement of Operations for the nine months ended September 30, 2000 of Embarcadero Technologies, Inc.

              (3) Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1999 of Embarcadero Technologies, Inc.

     ENGINEERINGPERFORMANCE, INC.
     (A COMPANY IN THE DEVELOPMENT STAGE)
     (FORMERLY JSCAPE CORPORATION)
     CONSOLIDATED FINANCIAL STATEMENTS

                          ENGINEERINGPERFORMANCE, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          (FORMERLY JSCAPE CORPORATION)
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----

Report of Independent Accountants.........................................  F-2

Consolidated Balance Sheets...............................................  F-3

Consolidated Statements of Operations.....................................  F-4

Consolidated Statements of Stockholders' Equity (Deficit).................  F-5

Consolidated Statements of Cash Flows.....................................  F-6

Notes to Consolidated Financial Statements................................  F-7


                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of EngineeringPerformance, Inc.
  (a company in the development stage)
  (formerly Jscape Corporation)


         In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of EngineeringPerformance, Inc. (a company in the development stage) (formerly Jscape Corporation) and its subsidiary at January 31, 2000 and the results of their operations and their cash flows for the year ended January 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audit of these consolidated statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


PricewaterhouseCoopers LLP
San Jose, California
January 12, 2001

                          ENGINEERINGPERFORMANCE, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          (FORMERLY JSCAPE CORPORATION)
                           CONSOLIDATED BALANCE SHEETS


                                                                    JANUARY 31,       OCTOBER 31,
                                                                       2000              2000
                                                                    -----------      -------------
                                                                                      (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents                                          $    6,857       $   277,963
  Accounts receivable                                                    12,000                --
                                                                     -----------      -------------
    Total current assets                                                 18,857           277,963

Property and equipment, net                                               3,724            94,337
                                                                     -----------      -------------
    Total assets                                                     $   22,581       $   372,300
                                                                     -----------      -------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                   $       --       $   250,000
  Loan payable to related party                                          15,000                --
                                                                     -----------      -------------
    Total current liabilities                                            15,000           250,000
                                                                     -----------      -------------

Minority interest                                                            --             9,192
                                                                     -----------      -------------
Stockholders' equity:
  Common Stock: $0.01 par value; 10,000,000
   shares authorized; 801,000 shares issued
   and outstanding at January 31, 2000 and 4,001,000 (unaudited)
   issued and outstanding at October 31, 2000                             8,010            40,010
  Additional paid-in capital                                                592           897,592
  Accumulated deficit                                                    (1,021)         (824,494)
                                                                     -----------      -------------
    Total stockholders' equity                                            7,581           113,108
                                                                     -----------      -------------
    Total liabilities and stockholders' equity                       $   22,581       $   372,300
                                                                     ===========      =============



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          ENGINEERINGPERFORMANCE, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          (FORMERLY JSCAPE CORPORATION)
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                             NINE MONTHS
                                           YEAR ENDED      ENDED OCTOBER 31,
                                           JANUARY 31,    -------------------
                                              2000          1999      2000
                                           -----------    --------  ---------
                                                              (UNAUDITED)

Revenues                                    $34,214        $18,378  $     900
                                            -------        -------  ---------


OPERATING EXPENSES:
  Research and development                       --             --    841,200
  General and administrative                 13,465          8,793     55,688
                                            -------        -------  ---------
       Total operating expenses              13,465          8,793    896,888
                                            -------        -------  ---------

Income (loss) from operations                20,749          9,585   (895,988)

Interest income                                  --             --     10,707
                                            -------        -------  ---------
Income (loss) from operations of the
 Company and its consolidated subsidiary     20,749          9,585   (885,281)

Minority interest in losses of a subsidiary      --             --     61,808
                                            -------        -------  ---------

Net income (loss)                           $20,749        $ 9,585  $(823,473)
                                            =======        =======  =========



              The accompanying notes are an integral part of these
                         consolidated financial statements.

                          ENGINEERINGPERFORMANCE, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          (FORMERLY JSCAPE CORPORATION)
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                      TOTAL
                                       COMMON STOCK    ADDITIONAL                 STOCKHOLDERS'
                                    -----------------   PAID-IN     ACCUMULATED      EQUITY
                                     SHARES    AMOUNT   CAPITAL       DEFICIT       (DEFICIT)
                                    --------   ------  ----------   -----------   -------------
Balances at January 31, 1999          801,000  $ 8,010  $    592     $ (21,770)    $ (13,168)

Net income                                 --       --        --        20,749        20,749
                                    ---------  -------  --------     ---------     ---------

Balances at January 31, 2000          801,000    8,010       592        (1,021)        7,581

Capital contribution received
 from a shareholder upon
 incorporation of a subsidiary
 in September, 2000                 3,200,000   32,000   897,000            --       929,000
Net loss                                   --       --        --      (823,473)     (823,473)
                                    ---------  -------  --------     ---------     ---------

Balances at October 31, 2000
 (unaudited)                        4,001,000  $40,010  $897,592     $(824,494)    $ 113,108
                                    =========  =======  ========     =========     =========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          ENGINEERINGPERFORMANCE, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          (FORMERLY JSCAPE CORPORATION)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                       NINE MONTHS
                                                                   YEAR ENDED        ENDED OCTOBER 31,
                                                                    JANUARY 31,    ---------------------
                                                                       2000          1999         2000
                                                                    -----------    --------      -------
                                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                            $    20,749         $  9,585     $(823,473)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
      Loss on disposal of fixed assets                               2,321               --            --
      Depreciation                                                   5,629            4,222         6,519
      Minority interest in losses of a subsidiary                       --               --       (61,808)
      Changes in current assets and liabilities:
        Accounts receivable                                        (11,889)          (4,482)       12,000
        Accounts payable                                              (791)            (778)      250,000
        Deferred revenue                                            (8,789)          (6,592)           --
                                                                -----------        ---------    ----------
          Net cash provided by (used in)
            operating activities                                     7,230             1,955     (616,762)
                                                                -----------        ---------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                  (901)            (901)      (97,132)
  Cash received from a third party upon
    incorporation of a subsidiary                                       --               --     1,000,000
                                                                -----------        ---------    ----------
          Net cash provided by (used in)
            investing activities                                      (901)            (901)      902,868
                                                                -----------        ---------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on loan payable to related party                             --               --       (15,000)
                                                                -----------        ---------    ----------
          Net cash used in
            financing activities                                        --               --       (15,000)
                                                                -----------        ---------    ----------

Net increase in cash and cash equivalents                            6,329            1,054       271,106

Cash and cash equivalents at beginning of period                       528              528         6,857
                                                                -----------       ----------    -----------

Cash and cash equivalents at end of period                      $    6,857         $  1,582     $ 277,963
                                                                ===========       ===========   ===========




               The accompanying notes are an integral part of these
                       consolidated financial statements.

                          ENGINEERINGPERFORMANCE, INC.
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                          (FORMERLY JSCAPE CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     YEAR ENDED JANUARY 31, 2000 AND THE NINE MONTHS ENDED OCTOBER 31, 2000


 NOTE 1 - THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES:

THE COMPANY

       EngineeringPerformance, Inc. ("the Company") is a Delaware corporation organized in January 1997, originally incorporated under the name of Jscape Corporation. On October 10, 2000, the Company changed its name to EngineeringPerformance, Inc. Through April of 2000, the Company provided software services which were used to facilitate the rapid development of JAVA software systems. The Company phased out such services and is currently in the development stages of a database "load-testing" software application. Load testing is the process of running a number of clients simultaneously to "load" the target system and measure response time.

       On September 25, 2000, the Company authorized and directed to sell and issue an aggregate of 3.2 million shares of its common stock to a related party in exchange for all his rights, title and 92.9% interest in EngineeringPerformance, LLC, a California Limited Liability Company. EngineeringPerformance, LLC, is currently in the development stage of a database "load-testing" software application. The transaction was accounted for in a manner similar to a "pooling of interest" since the entities were under common control of an individual. Thus, the statement of operations reflects the operation of EngineeringPerformance, LLC from the date of its inception (April 17, 2000).

USE OF ESTIMATES

       The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNAUDITED CONSOLIDATED INTERIM FINANCIAL INFORMATION

       The accompanying consolidated financial statements as of October 31, 2000 and for the nine month periods ended October 31, 1999 and 2000, together with the related notes, are unaudited but include all adjustments, consisting only of recurring adjustments which, in the opinion of management, are necessary for a fair presentation, in all material respects, of the consolidated operating results and consolidated cash flows for the period presented.

REVENUE RECOGNITION

       Revenue consists of training, consulting and support services provided to the Company's customers. The Company recognizes fees for the ongoing customer support ratably over the period of the contract. Training and consulting revenues are recognized as the related services are performed.

FAIR VALUE OF FINANCIAL INSTRUMENTS

       The carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, trade accounts receivable, note payable to related party and accounts payable, approximate fair value due to their short maturities.

CASH AND CASH EQUIVALENTS

       The Company considers all highly liquid investments purchased with an original maturity of three months or less on the date of purchase to be cash equivalents.

CONCENTRATION OF CREDIT RISK

       Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivable. At January 31, 2000, all of the Company's cash and cash equivalents were maintained at a major U.S. financial institution.

       One customer accounted for 100% of accounts receivable at January 30, 2000 and 76% of revenue for the year ended January 31, 2000.

PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, Computer equipment and software are amortized over three years. Furniture and fixtures and office equipment are amortized over five years. Gains and losses from the disposal of property and equipment are taken into income in the year of disposition. Repairs and maintenance costs are expensed as incurred.

STOCK-BASED COMPENSATION

       The Company accounts for stock compensation arrangements in accordance with provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation," ("SFAS No. 123"). Under APB No. 25, stock compensation is based on the difference, if any, on the date of grant, between the estimated fair value of the Company's common stock and the exercise price. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123. Expense associated with stock-based compensation is amortized on an accelerated basis over the vesting period of the individual award consistent with the method described in Financial Accounting Standards Boards ("FASB") Interpretation No. 28.

RESEARCH AND DEVELOPMENT COSTS

       Costs related to research, design and development of products are charged to research and development expenses as incurred.

INCOME TAXES

       Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

COMPREHENSIVE INCOME

       In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components and is effective for periods beginning after December 15, 1997. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any transactions that are required to be reported as items of other comprehensive income.

RECENTLY ACCOUNTING PRONOUNCEMENTS

       In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS No. 133"). SFAS No. 133 establishes new standardized accounting and reporting for derivative and hedging activities. SFAS No. 133 requires that all derivatives be recognized in the balance sheet at their fair market value, and the corresponding derivative gains or losses be either reported in the statement of operations or as a deferred item depending on the type of hedge relationship that exists with respect to such derivative. The Company does not currently hold derivative instruments or engage in hedging activities.

       In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Management believes that the impact of SAB 101 will not have a material effect on the financial position or results of the operations of the Company.


NOTE 2 - BALANCE SHEET COMPONENTS:


                                                                     JANUARY 31,         OCTOBER 31,
                                                                        2000                2000
                                                                     -----------         -----------
                                                                                         (UNAUDITED)
PROPERTY AND EQUIPMENT, NET:
     Computer equipment and software                                 $    4,710          $   88,702
     Furniture and fixtures                                               1,849              14,989
     Office equipment                                                     1,900               1,900
                                                                     ----------          ----------
                                                                          8,459             105,591
     Less: Accumulated depreciation                                      (4,735)            (11,254)
                                                                     ----------          ----------

                                                                     $    3,724          $   94,337
                                                                     ==========          ==========



NOTE 3 - RELATED PARTY TRANSACTION:

       At January 31, 2000 the Company had a loan payable to a company controlled by an individual who is a stockholder of the Company for $15,000. The amount was due on demand and non-interest bearing and was paid in fiscal 2001.

       The Company receives services from a company controlled by an individual who is a stockholder of the Company. Total payments for the services were $553,319 for the nine months ended October 31, 2000 (unaudited). The
Company also receives services from an individual who is a stockholder of the Company. Total payments for the services were $14,937 for the nine months ended October 31, 2000 (unaudited).

NOTE 4 - INCOME TAXES:

       At January 31, 2000, the Company had federal and state net operating loss carryforwards of approximately $23,973 available to offset future regular and alternative minimum taxable income, if any. The Company's federal and state net operating loss carryforwards expire in 2019.

       The Tax Reform Act of 1986 limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in the stock ownership of a company. If the Company has been or is subject to an ownership change, as defined for tax purposes, utilization of the carryforwards could be restricted. The amount of such limitation, if any, has not been determined.

       Temporary differences which give rise to significant portions of deferred tax assets and liabilities at January 31, 2000 are as follows:


                                                                     JANUARY 31,
                                                                         2000
                                                                    -------------
Net operating loss carryforwards                                       $    9,547
Fixed assets                                                                  492
                                                                    -------------
     Total deferred tax assets                                             10,039


     Less: Valuation allowance                                            (10,039)
                                                                    -------------
           Total                                                       $       -
                                                                    =============

       The Company has established a 100% valuation at January 31, 2000 as it appears more likely than not that no benefit will be realized for its deferred tax assets.


NOTE 5 - STOCKHOLDERS' EQUITY:

COMMON STOCK

       The Company has authorized 10,000,000 shares of common stock. The Company issued its common stock to founders and certain executives without repurchase rights. At January 31, 2000, there were 4,883 shares of common stock subject to the Company's right to repurchase.

STOCK OPTION PLAN

       In April 1997, the Board of Directors adopted the 1997 Stock Option Plan ("the Plan") which provides for the issuance of options to purchase up to 100,000 shares of the company's common stock to the Company's employees, directors and consultants. Options granted under the Plan may be incentive stock options ("ISOs") or non-qualified stock options ("NSOs"). Incentive stock options may be granted to employees. In accordance with the Plan, the stated exercise price shall not be less than 100% and 85% of the estimated fair market value of common stock on the date of grant, for ISOs and NSOs, respectively. For persons or company's owning more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price shall not be less than 110% of the fair market value of common stock on the date of the grant. Holder of options granted under the plan may exercise their options prior to complete vesting of options contingent on the Company's right of repurchase, such that, in the event of termination of the optionee's employees employment, any unvested shares may be repurchased at a price per share equal to the original price per share for the option.

       There were no options outstanding at January 31, 2000 and no options were granted in the year ended January 31, 2000.

PRO-FORMA STOCK BASED COMPENSATION

       The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123"). Had compensation cost been determined based on the fair value at the grant date for the awards consistent with the provisions of SFAS No. 123, the Company's net loss would not have been adjusted.


NOTE 6 - SUBSEQUENT EVENT:

ACQUISITION BY EMBARCADERO TECHNOLOGIES, INC.

       On November 10, 2000, the Company entered into a definitive agreement to be acquired by Embarcadero Technologies, Inc., a publicly-held provider of software products design to help companies build and manage e-business applications and their underlying databases. The transaction will be accounted for as a purchase. On November 22, 2001, Embarcadero Technologies, Inc. issued 50,000 shares of its common stock and paid approximately
$6.9 million in cash in exchange for all issued and outstanding shares. The purchase price is estimated at approximately $8.8 million.